EXHIBIT 3


Torrey International Strategy Partners, LLC; AND
Torrey US Strategy Partners, LLC

Rule 17g-1 Fidelity Bond Filing
Amount of Single Insured Bond for Joint Insureds
Period of Coverage:  September 1, 2007 - October 1, 2008

                                                      Single Insured
Fund                                                  Bond Coverage
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Torrey International Strategy Partners, LLC           $350,000
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Torrey US Strategy Partners, LLC                      $450,000
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